(a)(4)
QUAKER INVESTMENT TRUST
INSTRUMENT AMENDING DESIGNATED SERIES AND CLASSES
          As required by section 6.2 of the Amended and Restated Declaration of Trust dated October 28th, 2004 as amended October 20, 2006 (the “Trust Document”) of Quaker Investment Trust (“QIT”), the following series and classes of QIT have been established and designated by a majority of the Board of Trustees of QIT:

Additional Rights and
Preferences Not Included
Series’	Classes	in the Trust Document

Quaker Strategic Growth Fund	Class A	None
Class B
Class C
Institutional Class
Quaker Capital Opportunities Fund	Class A	None
Class B
Class C
Institutional Class
Quaker Biotech Pharma-Healthcare Fund	Class A	None
Class B
Class C
Quaker Global Tactical Allocation Fund	Class A	None
Class C
Institutional Class
Quaker Small-Cap Growth Tactical Allocation Fund	Class A	None
Class C
Institutional Class
Quaker Mid-Cap Value Fund	Class A	None
Class B
Class C
Institutional Class
Quaker Small-Cap Value Fund	Class A	None
Class B
Class C
Institutional Class

(a)(4)
          Any series not listed above that was previously established and designated by QIT’s Board of Trustees is hereby abolished pursuant to the vote of a majority of QIT’s Board of Trustees.
Dated as of October 28, 2008

By:	/s/ Justin Brundage

Justin Brundage Secretary